UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013
U.S. RARE EARTHS, INC.
_______________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5600 Tennyson Parkway, Suite 190, Plano Texas 75024
(Address of Principal Executive Offices)

      (972) 294-7116
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5- CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carol Knodos to the Board of Directors

On August 26, 2013, the Company appointed Carol Kondos to its Board of Directors. Ms. Kondos is a practicing attorney in Dallas, Texas and is the President of Kondos & Kondos Law Offices since 1984 as well as President of COMTEK Group, a staffing company, since it was founded in 2001.  Kondos & Kondos provides corporate legal services focused on transactional work and personal injury.

Ms. Kondos has been involved in the creation, management and/or sale of several businesses, which have all required an involvement in navigating and understanding various Federal departments and their regulations.  As the corporate attorney for two telecommunications companies, Qwest Microwave and ComLink Telecom, Ms. Kondos was tasked with insuring each company was aware of all relevant FCC regulations, guidelines and practices and that their business practices were in compliance.  Ms. Kondos has been intricately involved with two “Women Owned” businesses.  As President of NeoGenex, a biotech company, Ms. Kondos was responsible for, among other duties, obtaining FDA licensing and approval of its products for sale.  As the President of COMTEK Group (certified WBE by the Women's Business Council - Southwest), Ms. Kondos is familiar with all aspects of COMTEK’s IT Consulting and Staffing services and currently holds a US Department of Defense security clearance at the secret level. COMTEK is able to provide the US Government a variety of products and services. In her capacity as President of COMTEK, Ms. Kondos has gained the knowledge and understanding necessary to properly manage and maintain the corporate standards necessary in order to hold that clearance.

Ms. Kondos was appointed because of her regulatory background.

There are no related party transactions between Ms. Kondos and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

November 14, 2013	By:	/s/ Kevin Cassidy
Kevin Cassidy
Chief Executive Officer

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